                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                    ________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(D) of The
                        Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported):  April 27, 2001

                                   _________

                                    BNS Co.
               (Exact name of Registrant as specified in charter)

DELAWARE                                  1-5881                            050113140
(State or other jurisdiction       (Commission File Number)             (I.R.S. employer
of incorporation)                                                       identification No.)

                                   _________

                200 Frenchtown Road, North Kingstown, RI, 02852
              (Address of Principal Executive Offices) (Zip Code)

                                 (401) 886-2000
               Registrant's Telephone number including area code

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On April 27, 2001, the Company sold its worldwide Metrology Business to Hexagon AB for a purchase price of approximately $155.5 million, subject to a post closing adjustment with respect to the amount estimated at the closing of cash and cash equivalents held by the Company's subsidiaries transferred to Hexagon AB at the closing less the estimated amount of indebtedness of the Company's transferred subsidiaries. Approximately $85.7 of the purchase price was applied at the closing to the payment in full of all of the Company's obligations to its senior secured lenders. The assets of the worldwide Metrology Business (which included the U.S. assets of such business and the stock of various transferred subsidiaries, primarily foreign subsidiaries, engaged in the Metrology Business) included all of the Company's business and assets except (i) the North Kingstown, Rhode Island facility, including the Company's landlord leasehold interests with respect to tenants occupying the building (which is under a separate Purchase and Sale Agreement with another buyer), (ii) the Heathrow, U.K. real estate, (iii) all of the Company's stock in its controlled subsidiary Xygent, Inc. (formerly named BSIS, Inc.), including all of its XactMeasure products and intellectual property relating thereto, (iv) proceeds of the sale of the assets of the business formerly known as the Brown & Sharpe Surface Inspection Systems, Inc., (v) the Company's Metroptic joint venture interest and notes receivable due from Metroptic, (vi) all inventories and fixed assets relating to or utilized in the development of the turbine blade measuring machine situated at Telford, U.K. and (vii) miscellaneous other assets, including cash of the parent company and the Company's retained subsidiaries, included within the definition of "Excluded Assets" under the Acquisition Agreement, dated as of November 16, 2000, with Hexagon AB. The purchase price was determined by arms-length negotiation between representatives of the Company and representatives of Hexagon AB.

     In addition, in connection with sale of the Company's Metrology Business to Hexagon AB, an affiliate of Hexagon AB invested at the Closing $2.5 million in the Company's subsidiary Xygent in return for a 16.7% ownership stake in Xygent. Hexagon is committed to invest an additional $4.5 million over the next three years, for an ownership of up to 47% of Xygent

     Additional details were set forth in the Company's definitive proxy statement dated March 30, 2001 and filed with the Commission on March 30, 2001, a copy of which is hereby incorporated by reference.

ITEM 5.   OTHER EVENTS.

     On April 27, 2001, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. Pursuant to this amendment, the name of the Company was changed from "Brown & Sharpe Manufacturing Company" to "BNS Co." and the par value of the Company's Class A Common Stock and Class B Common Stock was reduced from $1.00 per share to $0.01 per share.

     In addition, on April 27, 2001, the Company filed another amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. Pursuant to this amendment, the Company will effectuate (effective May 10, 2001) a one for five reverse stock split of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock.

     The two amendments filed with the Secretary of State of the State of Delaware on April 27, 2001 are filed as exhibits herewith and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS.

          (b) Pro Forma Financial Information.  Set forth below is the pro forma
              -------------------------------
information required pursuant to Article 11 of Regulation S-X. [Explanatory note describing changes from the pro forma in the Proxy Statement.]

          (c)      Exhibits.
                   --------

          Exhibit Number      Title
          --------------      -----

              1 Acquisition Agreement, dated as of November 16, 2000 between the Company and Hexagon AB, included as Annex A to the Company's definitive proxy statement dated March 30, 2001, filed with the Commission on March 30, 2001, a copy of which is hereby incorporated by reference.

              2 Certificate of Amendment to the Certificate of Incorporation of Brown & Sharpe Manufacturing Company as filed with the Secretary of State of the Sate of Delaware on April 27, 2001.

              3 Certificate of Amendment to the Certificate of Incorporation of BNS Co. as filed with the Secretary of State of the Sate of Delaware on April 27, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BNS CO.



                              /s/ Andrew Genor
                              -----------------------
                              Andrew Genor
                              Chief Financial Officer


Date:         May 10, 2001

                         PRO FORMA FINANCIAL INFORMATION

     The following describes the pro forma effect of the sale of substantially all of the Company's business and assets to Hexagon under the Acquisition Agreement on (i) the audited consolidated balance sheet information as of December 31, 2000 and (ii) the audited consolidated statement of operations information for the year ended December 31, 2000. The unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to represent what the financial position and results of operations of the Company would actually have been had the sale in fact occurred at the date indicated. The unaudited pro forma consolidated balance sheet and consolidated statement of operations information illustrate the estimated effects of the sale as if the transaction had occurred at the end of the period presented for the consolidated balance sheet and at the beginning of the period for the consolidated statement of operations.

                Unaudited Pro Forma Consolidated Balance Sheet
                            As of December 31, 2000
                 (Dollars in Thousands, Except per Share Data)

                                                                              (2)
                                                                          Proceeds and
                                                     Historical            Adjustments          (3)         Pro Forma
                                                      Balance            Resulting from       Use of         Balance
                                                       as of             Sale of Certain       Sale           as of
                                                    Dec. 31, 2000    Assets & Liabilities    Proceeds      Dec. 31, 2000
                                                    -------------    -------------------     --------      -------------
Assets
Current Assets:
   Cash and cash equivalents                            $ 27,213          $  146,227 /(1)/   $(84,758)      $ 88,682 /(5)/
   Accounts receivable                                    35,094             (34,881)               -            213
   Inventories                                            94,394             (94,394)               -              -
   Assets held for sale or disposition                     5,943              (3,630)               -          2,313
   Prepaid expenses and other current assets               9,235              (8,949)               -            286
                                                    ------------        ------------        ---------     ----------
       Total current assets                              171,879               4,373          (84,758)        91,494
Property, plant and equipment, net                        38,131             (33,182)               -          4,949
Goodwill, net                                              8,488              (8,488)               -              -
Other assets                                              32,147             (28,021)               -          4,126
                                                    ------------        ------------        ---------     ----------
                                                        $250,645          $  (65,318)        $(84,758)      $100,569
                                                    ============        ============        =========     ==========


Liabilities and Shareowners' Equity
Current Liabilities:
   Notes payable to banks, including in 2000,
     $27,400 in default                                  $38,956          $  (11,556)        $(27,400)      $      -
   Accounts payable                                       45,431             (45,431)          (7,358)             -
   Accrued expenses and income taxes                      63,008             (43,952)               -         11,698
   Notes payable and current installments of
     long-term debt                                       54,405              (3,522)         (50,000)           883
                                                   -------------       -------------     ------------    -----------
        Total current liabilities                        201,800            (104,461)         (84,758)        12,581
Long-term debt                                            10,772              (7,455)               -          3,317
Long-term liabilities                                     26,930             (15,586)               -         11,344
Total shareowners' equity /(6)/                           11,143              62,184                -         73,327 /(4)//(5)//(6)/
                                                    -------------       -------------     ------------    ----------
                                                        $250,645          $  (65,318)        $(84,758)      $100,569
                                                    =============       =============     ============    ==========

--------------------------------
(1) Represents proceeds amounting to $172.5 million, net of $3.7 million of cash for fees paid for the transaction and $22.6 million of cash transferred to Hexagon, for sale of the Metrology Business and an investment by Hexagon for a 16.7% interest in BSIS Inc. on the Closing Date. The Acquisition Agreement provides for an adjustment depending on the net cash (as defined) transferred to Hexagon at the Closing. The pro forma Balance Sheet does not reflect the effect of the final cash adjustment.

(2) The adjustments represent the transfer of assets and assumption of liabilities upon the closing of the sale to Hexagon as contemplated in the Acquisition Agreement and realized gain on the transaction, net of $9.9 million of costs relating to accelerated obligations under a defined benefit plan and several change in control contract costs that become effective on the date of the Closing of the transaction with Hexagon and a $.8 million write-off of debt acquisition costs relating to the revolving credit agreement and private placement senior notes discussed below. Shareowners' equity also includes the $2.5 million investment for BSIS Inc. discussed above.

(3) Represents disbursements for principal and interest for the $27.4 million revolving line of credit with certain banks and a $50 million private placement of senior notes, which will be paid as part of the Closing on the Closing Date under the Acquisition Agreement. The payments also reflect a payment for costs and fees relating to the early payment of the private placement loans amounting to $6 million, accrued interest amounting to $1.4 million. The $6 million for prepayment costs have been netted against the adjustment of accrued expenses.

(4) Includes $2.5 million investment by Hexagon to acquire 16.7% interest in BSIS Inc. on the Closing date but does not include the additional $4.5 million in investments by Hexagon in BSIS Inc., which will be made in three equal installments of $1.5 million of the first three anniversaries of the Closing of the metrology acquisition.

(5) Reconciliation of historical shareowners' equity to pro forma shareowners' equity:

Historical Balance, December 31, 2000                                                                        $ 11,143
Adjustments:
   Write off debt acquisition costs                                                           $  (744)
   Recognition of change in control contracts and defined benefit obligation                   (9,922)
   Recognition of debt prepayment fees                                                         (6,000)        (16,666)
                                                                                          -----------     -----------
                                                                                                               (5,523)
   Gain on transaction                                                                         77,410
   Investment in BSIS                                                                           2,500
Less:  minority interest in BSIS                                                               (1,060)         78,850
                                                                                          -----------     -----------
Pro forma Balance, December 31, 2000                                                                         $ 73,327
                                                                                                          ===========

The proportionate share of the equity raised by BSIS will be accounted for as an equity transaction in consolidation.

(6) Does not include the effect of the exercise of stock options for 880,700 shares of the Company's Class A Common Stock, which would increase pro forma cash and shareholders' equity $2 million. Although it is likely that some or all of the stock options will be exercised by the plan participants, the exercise of these options is not directly attributable to the sale of the Metrology Business.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2000
           (Dollars and Shares in Thousands, Except per Share Data)

                                                        Historical                               Pro Forma
                                                          Balance                                 Balance
                                                           Year                                     Year
                                                           Ended                (1)                Ended
                                                       Dec. 31, 2000        Adjustments         Dec. 31, 2000
                                                       =============        ===========         =============
Net Sales                                                  $ 280,007           ($280,007)                $ -
Cost of Sales                                                191,079            (191,079)                  -
Research and Development                                      11,657              (6,945)              4,712
Selling, General, Administrative Expenses                     79,447             (69,696)              9,751  /(2)/
Provision for impaired assets of
   Electronics Division                                            -                   -                   -
Refinancing Fees                                               3,615  /(3)/       (3,615) /(3)/            -
Restructuring (Benefits) Charges                              (4,001) /(5)/        4,001  /(5)/            -
Impairment of partially-owned affiliate                        5,845                   -               5,845
                                                       --------------       -------------       -------------

Operating Loss                                                (7,635)            (12,673)            (20,308)
Interest Expense                                               9,029  /(3)/       (8,683) /(3)/          346
Other (Income), net                                             (642)                  -                (642)
                                                       --------------       -------------       -------------

Loss from continuing operations before
   income taxes and cumulative effect of
   change in accounting principle                            (16,022)             (3,990)            (20,012)
Income Tax Provision                                           2,800  /(4)/       (2,800) /(4)/            -
                                                       --------------       -------------       -------------

Net Loss from continuing operations
 before cumulative effect of change in
 accounting principle                                      $ (18,822)           $ (1,190)           $(20,012) /(6)/
                                                       ==============       =============       =============

Net Loss per common share:
     Basic and diluted                                     $   (1.37)                               $   1.46
     Weighted average shares outstanding                      13,723                                  13,723

(1) Represents the elimination of sales and other costs associated with the Metrology Business, which will be sold to Hexagon.

(2) Pro forma selling, general and administrative expenses do not include a $9.9 million charge for accelerated costs of a defined benefit plan and change in control contracts; a $.8 million charge resulting from the write-off of deferred debt costs related to the revolving line of credit and private placement described above; or $4 million for costs and fees relating to the early payments of the private loans; because they have no continuing impact on the Company.

(3) Represents costs related to capital restructuring activities. Interest expense was adjusted because $5 million of interest costs are related to the debt restructuring resulting from the transaction.

(4) Represents taxes applicable to foreign jurisdictions that apply to the Metrology Business.

(5)  Applies to restructuring activities associated with the Metrology Business.

(6) The $77.4 million gain resulting from the sale of the Metrology Business is not included in the loss before discontinued operations and cumulative effect of accounting change but is included in the pro forma shareholders' equity at December 31, 2000. See Note 5 of the Unaudited Pro Forma Consolidated Balance Sheet.